Exhibit 10.3



                               GRIFFON CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   (Amended and Restated as of July 18, 2006)




















                         Effective Date: October 1, 1996


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I     DEFINITIONS......................................................1

ARTICLE II    VESTING..........................................................4

ARTICLE III   TIMING AND PAYMENT OF BENEFITS...................................5

ARTICLE IV    AMOUNT OF RETIREMENT BENEFIT.....................................7

ARTICLE V     DEATH BENEFITS...................................................9

ARTICLE VI    MISCELLANEOUS...................................................10







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                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------


     1.1 "Average Base Sa1ary" and "Average Bonus/Incentive Compensation" mean
          -------------------       ------------------------------------
the average of the Participant's Base Salary and the Participant's Bonus/Incentive Compensation during the three (3) calendar years (or portions thereof) of such Participant's employment with the Employer (or actual calendar years (or portions thereof) of such employment if less than three), falling within the last ten (10) calendar years (or portions thereof) of such Participant's employment with the Employer (or actual calendar years (or portions thereof) of such employment if less than ten), in which such Base Salary and Bonus/Incentive Compensation is highest; provided, however, that, in the event that a Participant's Employment with the Employer terminates after such Participant's Normal Retirement Date, such Participant's Average Base Salary and Average Bonus Incentive Compensation for purposes of determining his benefit shall not be less than it would have been if such Participant had retired on his Normal Retirement Date, and further provided that for purposes of computing Average Base Salary and Average Bonus/Incentive Compensation the amounts paid to the Participant while employed by the Employer for periods prior to January 1, 1994, shall be disregarded.


     1.2 "Base Salary" and "Bonus/Incentive Compensation" mean the total amount
          -----------       -----------------------------
of (i) salary (reflect ing cost of living and other salary adjustments) and (ii) bonus and incentive compensation paid by the Employer to the Participant in respect of services rendered by such Participant during a calendar year (or portion thereof), and shall include any such amounts that (a) were deferred by the Participant under a qualified plan described in Sections 401(a) and 401(k) of the Code or (b) would have been paid by the Employer to such Participant in respect of services rendered during such calendar year (or portion thereof) but for an


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arrangement under a nonqualified plan applicable to such amounts that results in the deferred recognition of such amounts for Federal income tax purposes. In the event that a Participant's employment with the Employer terminates within a calendar year and, as of the date of such termination, such Participant has completed at least six (6) months of Service within such calendar year, such Participant's Base Salary and Bonus/Incentive Compensation for such year of termination shall be calculated by annualizing the Participant's salary, bonus and incentive compensation for such year of termination.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.
          ----

     1.4 "Committee" means the Board of Directors of the Employer (the "Board"),
          ---------
or such group of individuals (who may or may not be directors, officers or employees of the Employer) as may be designated by such Board for this purpose.


     1.5 "Early Retirement Date" means the first day of the first month
          ---------------------
following the month in which the Participant attains age fifty-five (55), or any date thereafter before the Participant's Normal Retirement Date, but only if such Participant's right to receive a benefit under the Plan is vested on such date.


     1.6 "Effective Date" means October 1, 1996.
          --------------

     1.7 "Employer" means Griffon Corporation, a Delaware corporation, and any
          --------
successor entity thereto. Prior to March 6, 1995, "Employer" means Instrument Systems Corporation. Solely for purposes of calculating the Participant's Base Salary, Bonus/Incentive Compensation, and Service, such term shall also include any business entity which is an affiliate of the Employer and any successor entity thereto. Determinations as to whether an entity is an affiliate or successor entity for purposes of this Agreement shall be made by the Committee in its sole discretion.


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     1.8 "Normal Retirement Date" means the first day of the month coincident
          ----------------------
with or next following the date on which the Participant attains age seventy-two
(72), but only if such Participant's right to receive a benefit under the Plan is vested on such date; otherwise, the first date thereafter on which such Participant's right to receive a benefit is vested.

     1.9 "Participant" means those officers and former officers of the Employer
          -----------
who, while employed by the Employer, have been selected by the Committee to participate in the Plan and have been so notified in writing.

     1.10 "Plan" means this Griffon Corporation Supplemental Executive
           ----
Retirement Plan, as may be amended from time to time.

     1.11 "Present Value" means, with respect to an annual benefit, the present
           -------------
value of such benefit as determined on the basis of (i) the RP-2000 Combined Healthy (White Collar) Male Mortality Table mortality assumptions and (ii) a discount rate equal to the annualized yield (adjusted for constant maturity) on ten-year U.S. Treasury notes, as reported by the Federal Reserve Board and reprinted in the Wall Street Journal (or, if not so reprinted, as reprinted in another publication or in a release of the Federal Reserve Board), for the most recent week ended prior to the week in which the determination of present value is made.

     1.12 "Service" means the number of years and completed months between the
           -------
Participant's date of hire by the Employer and the termination, for whatever reason, of his employment with the Employer. If, following such a termination, the Participant is again hired by the Employer, Service shall be computed by taking into account the duration of each period of employment of the Participant by the Employer, computed on the same basis as described in the immediately preceding sentence.


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     1.13 "Surviving Spouse" means the spouse of a Participant who is legally
           ----------------
married to the Participant on the date of the Participant's death.

                                   ARTICLE II
                                   ----------

                                    Vesting
                                    -------

     2.1 A Participant's right to receive a benefit under this Plan shall be vested only if such Participant's employment with the Employer terminates on or after the date the Participant has accumulated twenty (20) years of Service and participated in the Plan for one (1) year. In determining the period of participation for purposes of the preceding sentence, the individuals designated as Participants on or before the Effective Date shall be deemed to have begun to participate in the Plan on January 1, 1996. The portion of the Participant's benefit which shall have vested (once the requirements described in the first sentence of this Section have been met) shall be computed at the time of the Participant's termination of employment by reference to the sum of the Participant's age (rounded to the nearest whole year) and completed years of Service, under the following schedule:


            Age plus Service                   Vesting Percentage
      ------------------------------------   ----------------------
       at least 75, but less than 77                  50%
       at least 77, but less than 79                  60%
       at least 79, but less than 81                  70%
       at least 81, but less than 83                  80%
       at least 83, but less than 85                  90%
       85 or more                                    100%

     2.2 To the extent that a Participant's benefit is not vested as of the date that such Participant's employment with the Employer terminates, neither such Participant nor such Participant's Surviving Spouse, named beneficiary or estate, if any, shall be entitled to receive the unvested portion of such benefit under this Plan.


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     2.3 Notwithstanding Sections 2.1 and 2.2, a Participant's right to receive a benefit hereunder shall become fully vested upon a "Change of Control" as defined in Section 2.4. The preceding sentence shall also apply if a Participant's employment is terminated during a period beginning 30 days before a Change of Control.

     2.4 A "Change of Control" shall mean either or both of the following:

        (a) if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) other than the Employer or any "person" who on the date of this Agreement is a director or officer of the Employer, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing thirty-five (35%) percent of the voting power of the Employer's then outstanding securities; or

         (b) if, during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

                                  ARTICLE III
                                  -----------

                         Timing and Payment of Benefits
                         ------------------------------


     3.1 Except as otherwise provided in this Article, the payment of a benefit to a Participant after such Participant's retirement from the Employer or after the termination of such Participant's employment with the Employer shall commence (i) on the first day of the first month following the month in which the Participant attains age fifty-five (55), if the Participant's


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employment by the Employer terminates before such day and such Participant's right to receive a benefit under the Plan is vested on the date of such termination; (ii) if applicable, on such Participant's Early Retirement Date; or
(iii) on the first day of the first month following the later of such Participant's Normal Retirement Date or such retirement, if the Participant retires on or after his Normal Retirement Date. Notwithstanding the foregoing, if the Participant is a "specified employee" within the meaning of Section 409A of the Code for the period in which payments would otherwise commence, and such payments would otherwise subject the Participant to any tax, interest or penalty imposed under Section 409A(a)(1)(B) of the Code (or any regulation or any guidance promulgated thereunder or with respect to) if the payment or benefit would commence within six months of a termination of the Participant's employment, then such payments shall not commence until the first day which is at least six months after the date on which the Participant's employment terminates. All payments, which would have otherwise been required to be made to the Participant over such six month period, shall be paid to the Participant in one lump sum payment, as soon as administratively feasible after the first day which is at least six months after the date on which the Participant's employment terminates. Thereafter, payments shall continue as so provided in this Section 3.1.

     3.2 In the case of a vested Participant who dies, a death benefit, if any, shall commence and be payable in accordance with the provisions of Article V hereof.

     3.3 If a Change of Control occurs while a Participant is employed by the Employer (or if the Participant was employed by the Employer thirty days before, the Change of Control, then, notwithstanding any other provision of this Plan to the contrary, the Present Value of a benefit computed in the manner described in
Article IV shall be paid to such Participant in a lump sum within thirty days after such Change of Control (or, if later January 2, 2007), in lieu of


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any annual benefit otherwise payable under this Plan. If the date of such Change of Control precedes the Participant's Normal Retirement Date, the benefit referred to in the preceding sentence shall be computed in the manner described in Section 4.2 as if the date of the Change of Control were the Participant's Early Retirement Date (regardless of whether the Change of Control occurs on or before his Early Retirement Date).

     3.4 In the case of a Participant whose employment by the Employer terminates more than thirty days before a Change of Control, then, notwithstanding any other provision of this Plan to the contrary, the Present Value of any benefit under this Plan that is payable after such Change of Control with respect to such Participant shall be paid to or in respect of such Participant in a lump sum within thirty days after such Change of Control, in lieu of any benefit otherwise payable under this Plan after such Change of Control.

                                   ARTICLE IV
                                   ----------

                          Amount of Retirement Benefit
                          ----------------------------


     4.1 Upon the termination of a Participant's employment with the Employer on or after such Participant's Normal Retirement Date, the Participant shall be eligible to receive an annual gross retirement benefit (subject to Section 2.1, and as adjusted in the manner provided in Section 4.3, if applicable) equal to the sum of:

     (a) one quarter of one percent (0.25%) of the Average Base Salary multiplied by such completed years of Service, and

     (b) one and one-half percent (1.5%) of the Participant's Average Bonus/Incentive Compensation by such Participant's completed years of Services;


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provided, however, that for purposes of computing the annual gross retirement benefit the maximum number of the Participant's years of Service that shall be taken into account is thirty (30).

     4.2 Upon the termination of a Participant's employment with the Employer on his Early Retirement Date, the Participant shall be eligible to receive an annual gross retirement benefit, based on such Participant's Average Base Salary and Average Bonus/Incentive Compensation as of his Early Retirement Date and calculated in the same manner as the normal retirement benefit described in
Section 4.1 hereof (with Service projected, for purposes of Section 4.1 only, to the date that would have been such Participant's Normal Retirement Date if such Participant had continued to work for the Employer), but reduced by the product of (i) such annual benefit, (ii) two percent (2%), and (iii) the number of full years by which the Participant's Early Retirement Date precedes the date that would have been the Participant's Normal Retirement Date if the Participant had continued to work for the Employer. (For example: If a fully vested Participant's annual benefit upon retirement, based on Service projected to his Normal Retirement Date, would be $10,000, and the Participant retires two years before such Participant's Normal Retirement Date, the annual benefit would be $10,000 - ($10,000 x .02 x 2), or $9,600.)

     4.3 In the event that a Participant's employment with the Employer terminates on or after the first anniversary of such Participant's Normal Retirement Date, the benefit payable to the Participant shall be the greater of
(a) the benefit determined under Section 4.1 as of the Participant's date of termination and (b) the benefit determined under Section 4.1 as of the Participant's Normal Retirement Date, provided that the amount determined under clauses (a) and (b) shall be increased by the product of (i) such annual benefit, (ii) two percent (2%), and


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(iii) the number of full years by which the Participant's Normal Retirement Date precedes the date of such Participant's termination of employment with the Employer (with the increase being calculated in the same manner as the reduction under Section 4.2). (For example: If the amount computed with respect to a fully vested Participant as the greater of clauses (a) and (b) above is $10,000, and the Participant retires two years after such Participant's Normal Retirement Date, the annual benefit would be $10,000 + ($10,000 x .02 x 2), or $10,400.)

     4.4 Upon the termination of a Participant's employment with the Employer prior to his Early Retirement Date but after becoming vested, the Participant shall be eligible to receive an annual gross retirement benefit, commencing on the first day of the first month following the month in which the Participant attains age fifty-five (55), based on such Participant's Average Base Salary and Average Bonus/Incentive Compensation as of such Participant's date of termination and calculated in the same manner as the normal retirement benefit described in Section 4.1 hereof, reduced in the manner described in Section 4.2 (with the reduction being computed by reference to the number of full years by which the commencement of payment of the benefit precedes what would have been the Participant's Normal Retirement Date if the Participant had continued to work for the Employer).

     4.5 Any benefit otherwise payable under this Article IV shall be reduced by any benefit payable to the Participant under (i) any defined benefit retirement plan that is qualified under Section 401(a) of the Code and sponsored by the Employer and (ii) any Social Security benefit attributable to the employment of the Participant.

     4.6 One-twelfth (1/12) of the applicable annual benefit determined under this Article IV shall be paid each month, beginning on the Participant's applicable benefit


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commencement date as determined under Article III hereof, and, subject to
Section 5.2, shall continue so long as such Participant shall live.



                                   ARTICLE V
                                   ---------

                                 Death Benefits
                                 --------------

     5.1 In the event that a vested Participant dies while an active employee of the Employer, then, upon the death of such Participant, a benefit shall be payable to such Participant's Surviving Spouse, named beneficiary or estate, computed in the manner provided in Article IV. If the date of death precedes the Participant's Normal Retirement Date, the benefit shall be computed in the manner described in Section 4.2 as if the date of death were the Participant's Early Retirement Date (regardless of whether the Participant dies on or before his Early Retirement Date); if such Participant dies at least one year after the Participant's Normal Retirement Date, the benefit shall be computed in accordance with Section 4.3. Such benefit shall be payable for a period of ten
(10) years beginning as soon as practicable after the death of the Participant; provided, however, that the Committee may determine in its sole discretion, by reason of financial hardship of the Surviving Spouse or other beneficiary, to pay the Present Value of such benefit in a lump sum as soon as practicable after the death of the Participant (in lieu of payment over a ten-year period).

     5.2 In the event that a vested Participant dies after the termination of the Participant's employment by the Employer, but before benefit payments to the Participant under this Plan have been paid for a period of ten (10) years, the benefit otherwise payable to the Participant under Article IV shall be paid to the Participant's Surviving Spouse, named beneficiary or estate, beginning as soon as practicable after the death of the Participant, for a


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period equal to ten (10) years minus the duration of the period over which benefits were paid to the Participant.

                                   ARTICLE VI
                                   ----------

                                 Miscellaneous
                                 -------------


     6.1 Nothing contained herein shall confer upon any Participant the right to be retained in the service of the Employer, nor will it interfere with the right of the Employer to discharge or otherwise deal with any Participant without regard to the existence of this Plan.

     6.2 (a) The Employer shall establish and make contributions to a trust (the "Trust") in such amounts as are determined by the Committee to be necessary to provide for the payment to the Participants of the benefits provided for hereunder. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

         (b) In the event of a Change of Control as defined in Section 2.4 or upon a change in "control," as such term is presently defined in Regulation 240. 12b-2 under the Exchange Act, with respect to the Employer, then the Employer shall within ten (10) days after either such event make such contributions to the Trust as are necessary to cause the Trust to have sufficient funds to pay all benefits then accrued under the Plan, to the extent such benefits have not already been paid, in the manner provided for in Articles III through V.

         (c) A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust. Any rights created under this Plan with respect to a Participant shall be mere unsecured contractual rights of the Participant against the Employer. Any assets held by the Trust shall be subject to the claims of general creditors of the Employer under federal and state law in the event of "insolvency," i.e., that the Employer is unable to pay


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its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (d) It is intended that this Plan be an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.


     6.3 Except as otherwise provided by applicable law, no benefits payable under this Plan shall be assignable (either at law or in equity) or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrances of any kind.

     6.4 This Plan shall be administered by the Committee, which may adopt such rules and regulations as the Committee, in its sole discretion, believes to be necessary to assist it in such administration. The Committee shall interpret the Plan and shall have sole authority and discretion to determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Committee shall be conclusive and binding on all persons. The Committee may employ or engage accountants, legal counsel, actuaries, custodians, agents or other persons to render advice or perform ministerial duties with regard to any responsibility or duty which the Committee has under the Plan.

     6.5 The claim of any person (hereinafter referred to as the "Claimant") with respect to any benefits to which such Claimant may be entitled under the Plan shall be considered in accordance with the following procedure:

         (a) Claimant may make written application to the Committee for benefits to which the Claimant believes he is entitled, at the time the application is made, under


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the Plan.  Such application shall set forth all information necessary to determine whether the claim should be approved or denied.

         (b) The Committee shall either approve the claim and take any appropriate action, or deny the claim. Such approval or denial shall be accomplished within an initial period of thirty days after receipt of the claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial thirty-day period. Any such extension shall expire no later than thirty days after the end of the initial period. The extension notice shall describe the special circumstances requiring the extension of time and the expected date of decision.

         (c) If a claim is denied, the Committee shall furnish a written notice of such action to the Claimant within the applicable time limit described in paragraph (b). Such notice shall include specific reasons for the denial of the claim.

         (d) A Claimant whose claim has been denied (or to whom no written notice of denial has been furnished within the applicable time limit described in paragraph (b)) may appeal by written notice to the Committee requesting a review of the denial. The Claimant must submit such request for review to the Committee within thirty days after the Claimant's receipt of the notice of the denial.

         (e) The Committee shall render the decision on review within an initial period of thirty days after receipt of the Claimant's written request for review, unless special circumstances require an extension of time. Any such extension shall expire no later than thirty days after the end of the initial period. If such an extension is required, written notice


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thereof shall be furnished to the Claimant before the end of the initial period.
The decision on review shall be in writing and shall include specific reasons for the decision.

         (f) Any claim, request for review or other action which may be made or taken by the Claimant under this Section may be made or taken by the Claimant's duly authorized representative.

     6.6 The singular, where appearing in this Plan, may include the plural and the masculine gender, where appearing in this Plan, may include the feminine gender, unless the context clearly indicates the contrary.

     6.7 The section headings used in this Plan are placed herein for convenience of reference only and, in case of any conflict, the text of this Plan rather than such headings shall control.

     6.8 This Plan is established under and will be construed according to the laws of the State of New York, except that state's laws as to choice of law.

     6.9 This Plan may be amended or terminated by the Employer at any time; provided, however, that no such amendment or termination shall diminish any rights of a Participant or other person to whom amounts are payable pursuant to Articles III through V to receive payments under the Plan as of the day immediately prior to the date of such amendment or termination. In the event of any termination of the Plan, distributions of benefits payable hereunder shall comply with Section 409A of the Code and the regulations thereunder.


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